UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2024

DMY SQUARED TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-41519	88-0748933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYY.U	NYSE American
Class A common stock, par value $0.0001 per share	DMYY	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYY.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to the Investment Management Trust Agreement

As approved by the shareholders of dMY Squared Technology Group, Inc., a Massachusetts corporation (the “Company”), at its special meeting of shareholders held on January 2, 2024 (the “Special Meeting”), the Company and Continental Stock Transfer & Trust Company (the “Trustee”) entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of October 4, 2022 (the “Trust Agreement”). The Trust Agreement Amendment amends the Trust Agreement to extend the date by which the Company must consummate a business combination (the “Initial Extension”) from January 2, 2024 to January 29, 2024 (the “Extended Date”), and to allow the Company, without another shareholder vote, by resolution of the Company’s board of directors (the “Board”), to elect to further extend the Extended Date up to twenty-three (23) times for an additional one (1) month each time (each, an “Additional Extension” and, together with the Initial Extension, the “Extension”) until up to December 29, 2025 (the “Additional Extended Date”), provided that dMY Squared Sponsor, LLC (the “Sponsor”) or its affiliates or permitted designees deposit into the trust account (the “Trust Account”) established by the Company in connection with its initial public offering (the “IPO”) as a loan (a “Contribution”), (i) on or before January 4, 2024, with respect to the Initial Extension, an amount of $41,667, and (ii) one business day following the public announcement by the Company disclosing that the Board has determined to implement an Additional Extension, with respect to each such Additional Extension, an amount of $50,000.

The foregoing description of the Trust Agreement Amendment is qualified in its entirety by reference to the Trust Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Promissory Note

In connection with the Contribution, on January 2, 2024, the Company issued an unsecured convertible promissory note to Harry L. You, Chairman and Chief Financial Officer of the Company and an affiliate of the Sponsor (the “Payee”) with a principal amount up to $1,750,000 (the “Note”). The Note bears no interest and is repayable on the earlier of: (i) the date on which Maker consummates an initial business combination and (ii) the date of the liquidation of Maker. If the Company does not consummate a business combination by the Extended Date or Additional Extended Date, as applicable, and the Note is paid at liquidation of the Maker, the Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. If the Company has consummated a business combination or announced its intention to wind up in lieu of an Additional Extension, any obligation to make Contributions will terminate. Upon maturity, the outstanding principal of the Note may be converted into warrants, at a price of $1.00 per warrant, at the option of the Payee. Such warrants will have terms identical to the warrants issued to the Sponsor in a private placement that closed simultaneously with the Company’s IPO.

On January 5, 2024, the Payee advanced $41,667 to the Company in connection with the Initial Extension, which amount was deposited into the Trust Account.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Note is incorporated by reference in this item to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Note is incorporated by reference in this item to the extent required. The issuance of the Note was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this item to the extent required.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 2, 2024, the Company held the Special Meeting. At the Special Meeting, the Company’s shareholders approved (1) a proposal to amend the Company’s Amended and Restated Articles of Organization (the “Charter”) to extend the date by which the Company must consummate a business combination from January 4, 2024 to January 29, 2024 and to allow the Company, without another shareholder vote, by resolution of the Board, to elect to further extend the Extended Date up to twenty-three times for an additional one month each time, until up to December 29, 2025 (such proposal, the “Extension Amendment Proposal”); (2) a proposal to amend the Charter to provide for the right of a holder of Class B common stock of the Company, par value $0.0001 per share (“Class B common stock”) to convert their shares of Class B common stock into shares of Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”) on a one-for-one basis at any time and from time to time at the election of the holder (the “Founder Share Amendment Proposal”); (3) a proposal to amend the Charter to eliminate from the Charter (i) the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 and (ii) the limitation that the Company shall not consummate a business combination unless the Company has net tangible assets of at least $5,000,001 (the “Redemption Limitation Amendment Proposal”); (4) a proposal to amend the Charter (the “Liquidation Amendment”) to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date or Additional Extended Date, as applicable, as determined by the Board and included in a public announcement (the “Liquidation Amendment Proposal”); and (5) a proposal to amend the Trust Agreement to reflect the Extension and the Liquidation Amendment (the “Trust Agreement Amendment Proposal”).

The Company’s shareholders voted on and approved each of the proposals brought to a vote at the Special Meeting. A detailed description of each proposal is included in the revised definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on December 11, 2023.

The final vote tabulation for the Extension Amendment Proposal is set forth below.

For	Against	Abstain
5,357,547	1,092,817	0

The final vote tabulation for the Founder Share Amendment Proposal is set forth below.

For	Against	Abstain
5,712,703	737,661	0

The final vote tabulation for the Redemption Limitation Amendment Proposal is set forth below.

For	Against	Abstain
5,712,703	737,661	0

The final vote tabulation for the Liquidation Amendment Proposal is set forth below.

For	Against	Abstain
5,712,703	737,661	0

The final vote tabulation for the Trust Agreement Amendment Proposal is set forth below.

For	Against	Abstain
5,357,547	1,092,817	0

A total of 3,980,414 shares of the Company’s Class A common stock were presented for redemption in connection with the Special Meeting. As a result, there will be approximately $24.7 million remaining in the Trust Account following redemptions.

In addition, on January 2, 2024, the Company filed an amendment to the Charter with the Secretary of State of the State of Massachusetts and to effectuate the shareholder-approved amendments. A copy of the Charter amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Articles of Organization of dMY Squared Technology Group, Inc.

10.1	Amendment to the Investment Management Trust Agreement, dated January 2, 2024, by and between dMY Squared Technology Group, Inc. and Continental Stock Transfer & Trust Company.

10.2	Promissory Note, dated January 2, 2024, between dMY Squared Technology Group, Inc. and Harry L. You.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY SQUARED TECHNOLOGY GROUP, INC.

	By:	/s/ Niccolo de Masi
		Name:	Niccolo de Masi
		Title:	Chief Executive Officer

Dated: January 8, 2024

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